UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2008

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-21287	95-3732595
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2381 Rosecrans Avenue El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 536-0908

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

    Effective June 12, 2008, Peerless Systems Corporation (the “Company”) entered into a letter agreement (the “Agreement”) with Richard L. Roll, the Company’s President and Chief Executive Officer. The Agreement supersedes and terminates that certain letter agreement, dated as of December 12, 2006, by and between the Company and Mr. Roll, as amended on May 17, 2007.

Pursuant to the terms of the Agreement, Mr. Roll is entitled to (i) receive an annual base salary of $340,000, (ii) a total target bonus of $180,000, (iii) the Company’s executive benefits package including medical, dental, vision, disability, group life insurance and long-term care plans, a 401(k) plan and a flexible spending (cafeteria) plan, and four weeks of paid vacation including eligibility for ten paid holidays, (iv) certain severance payments in the event Mr. Roll’s employment with the Company is terminated without cause (as defined) or due to his disability or death and (v) full vesting, as of April 30, 2008, of the 200,000 shares of restricted common stock of the Company issued to Mr. Roll on September 24, 2007. Except as expressly modified by the Agreement, the terms and conditions of that certain Stock Option Agreement covering the time vested option to purchase 600,000 shares of common stock granted to Mr. Roll continue to remain in full force and effect.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

Effective June 12, 2008, William B. Patton, Jr., John C. Reece and John Thomas Zender (each a “Former Director” and collectively, the “Former Directors”) resigned as members of the Company’s Board of Directors and from all committees of the Company. In connection with their resignations, each Former Director agreed to provide consulting services to the Company for a 5 month period in exchange for, among other things, (i) a consulting fee in the amount of $25,000, (ii) a grant of 10,000 fully vested shares of Company common stock issued in accordance with the Company’s 2005 Incentive Award plan and (iii) all of the options held by each Former Director becoming fully vested and exercisable on or before June 12, 2011.

Richard L. Roll, Steven M. Bathgate, Timothy E. Brog and Steven J. Pully will continue as members of the Board of Directors, with Messrs. Bathgate, Brog and Pully comprising the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The three vacancies on the Board of Directors caused by the resignations of the Former Directors are expected to be filled in the near future.

On June 17, 2008, the Company issued a press release announcing the resignations of the Former Directors. A copy of the press release is attached as Exhibit 99.1 to this Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1*	Letter Agreement dated as of June 12, 2008, between the Company and Richard L. Roll.
99.1	Press release dated June 17, 2008.

*	Management contracts or compensatory plan or arrangement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: June 17, 2008	By	/s/ Richard L. Roll

Richard L. Roll
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit
Number	Description

10.1*	Letter Agreement dated as of June 12, 2008, between the Company and Richard L. Roll.
99.1	Press release dated June 17, 2008.

*	Management contracts or compensatory plan or arrangement.